                                                                   Exhibit 10.23

                          WAKEFIELD ENGINEERING, INC.
                                60 Audubon Road
                              Wakefield, MA 01880

                                                     As of January 30, 1996

FLEET NATIONAL BANK OF MASSACHUSETTS
f/k/a Shawmut Bank, N.A.
One Federal Street
Boston, MA 02211

     Re: Second Amendment to Loan Agreement

Ladies and Gentlemen:

     Reference is made to the Loan and Security Agreement dated June 22, 1994, as amended by the First Amendment thereto dated May 5, 1995 (together the "Loan Agreement") and all promissory notes, agreements, documents and instruments entered into by Wakefield Engineering, Inc. (the "Borrower") and any other person or obligor pursuant thereto (collectively, the "Loan Documents") with or for the benefit of Fleet National Bank of Massachusetts (f/k/a Shawmut Bank, N.A.) ("Bank"). Except as otherwise defined herein, capitalized terms used herein shall have the meanings given them in the Loan Agreement. This Second Amendment to Loan Agreement is referred to as the "Second Amendment".

     Background. The Borrower which owns Specialty Extrusion Corp., a California corporation ("Specialty") which acquired substantially all of the assets of Specialty Extrusion, Ltd., and has requested that the Bank agree to make Specialty a co-borrower under the Loan Agreement and extend Revolving Loans to Specialty. In addition, the Borrower has requested that the Bank increase the limit on Revolving Loans that may be made to the Borrower and Specialty and make available a $200,000 Equipment Facility Loan to Specialty to repay, in part, a loan made by Wakefield that was used to acquire certain equipment.

     Subject to the satisfaction of the terms and conditions hereof, Bank and Borrower have agreed that the Loan Agreement shall be amended as follows:

     1. Specialty Designated as Additional Borrower. Specialty is, and hereby shall be, a Borrower under the Loan Agreement, jointly and severally with Wakefield Engineering, Inc. ("Wakefield") with respect to all now existing and hereafter Obligations and all references to Borrower in the Loan Agreement shall mean Wakefield and Specialty, jointly and severally.

Fleet Capital Corporation
January 30, 1996
Page 2

Throughout the Loan Agreement and other Loan Documents all references to the singular shall also mean the plural and all references to the plural shall also mean the singular.

2. Amendments to the Loan Agreement.

     2.1. Section 1, Certain Definitions, is hereby amended as follows:

          (a) The definition of "Borrowing Base" is deleted and the following is inserted in place thereof:

               "Borrowing Base" means the sum of the following (as shown on Bank's records at any time):

               (a) eighty-five percent (85%) of the unpaid face amount of Wakefield's Eligible Accounts; PLUS

               (b) the lesser of (A) $3,000,000 or (B) fifty-five percent (55%) of the first-in, first-out cost or market value, whichever is lower, of Wakefield's Eligible Inventory; PLUS

               (c) as to Specialty the lesser of (i) $1,500,000.00 and (ii) the sum of (A) eighty-five percent (85%) of the unpaid face amount of Specialty's Eligible Accounts plus (B) the lesser of (1) all outstanding Revolving Loans made in respect of Specialty's Eligible Accounts or (2) fifty-five percent (55%) of the first-in, first-out or market value, whichever is lower, of Specialty's Eligible Inventory.

               PROVIDED THAT Bank at all times reserves the right exercisable in Bank's reasonable credit judgment, based on circumstances then existing, to adjust any of the percentages on the amounts set forth above upon fifteen (15) days notice to Borrower.

               (b) The definition of Excess Availability is amended by deleting the number "$7,000,000" contained therein and substituting in lieu thereof the number "$9,000,000".

          (b) The definition of Termination Date is amended by deleting the words and number "May 5, 1997" contained therein and substituting in lieu thereof the words and number "April 30, 1997".

Fleet Capital Corporation
January 30, 1996
Page 3

     2.2 Section 2, Loans is amended by deleting the words and number "(x) Seven Million Dollars ($7,000,000.00)" in the last sentence of the Section and substituting in lieu thereof the following:

          "(x)(A) with respect to Wakefield, $7,500,000.00 and (B) with respect to Specialty, $1,500,000.00,"

     2.3 Section 4(n) is amended to add the following location to the list of locations set forth therein:

                    1580 East Kimberly Avenue
                    Fullerton, California 92634

     2.4 Section 8(a) of the Loan Agreement is amended by deleting the Section in its entirety and by substituting in place thereof the following:

          "(a) Tangible Capital Base. Permit its Tangible Capital Base to be less than the following amounts at the end of the respective periods (measured in fiscal quarters) set forth below:

                       Period                 Minimum Tangible Capital Base
                       ------                 -----------------------------
         3 months ending January 28, 1996                 $5,000,000
         6 months ending April 28, 1996                   $6,000,000
         9 months ending July 28, 1996                    $7,000,000
        12 months ending October 27, 1996                 $8,000,000
         3 months ending January 26, 1997                 $9,000,000

     2.5. Section 8(b) is amended by deleting the Section in its entirety and inserting in place thereof the following:

          "8(b) Debt Service and Unfinanced Capital Expenditures Coverage Ratio. Permit the ratio of the aggregate of (A)(i) EBITDA minus (ii) unfinanced capital expenditures and minus (iii) permitted payments on Subordinated Indebtedness and any permitted Dividends to (B) the sum of (i) interest expense and (ii) CMLTD for any fiscal quarter of the Borrower to be less than 1.00 to 1.00 at the end of any fiscal quarter of Borrower through and inclusive of the fiscal quarter ending April 30, 1996, 1.25 to 1.00 at the end of any fiscal quarter for the fiscal quarters of Borrower ending on July 31, 1996 and October 31, 1996 and
1.50 to 1.00 at the end of any fiscal quarter thereafter. The one-time repayment of up to $1,000,000 of subordinated debt to

Fleet Capital Corporation
January 30, 1996
Page 4

Alpha made in connection with the Second Amendment shall not be included in the foregoing computation."

     2.6. Section 8(e) of the Loan Agreement is amended by deleting the number "2.00" contained herein and substituting in lieu thereof the number "1.50".

     2.7. Section 8(f) of the Loan Agreement is amended by deleting the Section in its entirety and substituting in lieu thereof the following:

          "(f) Interest Coverage Ratio. Permit the ratio of (i) Borrower's EBIT for each fiscal quarter to (ii) Borrower's interest expense for each fiscal quarter to be less than 2.00 to 1.00."

     3. Grant of Security Interest. As security for the prompt performance, observance and payment in full of all Obligations, Specialty hereby grants to Bank a continuing security interest in and lien on all assigns, transfers, sets over and pledges to the Bank all property of Specialty whether now owned by Specialty or hereafter acquired or existing, and wherever located (collectively, the "Collateral"), including without limitation:

     (a.) all Accounts;

     (b.) all Inventory;

     (c.) all Equipment;

     (d.) all General Intangibles;

     (e.) all Instruments and Documents;

     (f.) all Related Collateral; and

     (g.) all accessions to and additions to, substitutions for, replacements, products and Proceeds to any and all of the foregoing.

The term "Collateral" shall also refer to any other property in which Bank is granted a Lien to secure any of the Obligations pursuant to an agreement supplemental hereto or otherwise (whether or not such agreement makes reference to the Loan Agreement or the Obligations of Borrower thereunder).

     4. Representations and Warranties.

     To induce Bank to enter into this Second Amendment, each Borrower jointly and severally warrants, represents and covenants to Bank that:

Fleet Capital Corporation
January 30, 1996
Page 5

     (a) Organization and Qualification. Each Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Borrower is duly qualified or is authorized to do business and is in good standing as a foreign corporation in all states and jurisdictions in which the failure of such Borrower to be so qualified would have a material adverse effect on the financial condition, business or properties of such Borrower.

     (b) Corporate Power and Authority. Each Borrower is duly authorized and empowered to enter into, execute, deliver and perform this Second Amendment, and each of the Loan Documents to which it is a party. The execution, delivery and performance of this Second Amendment and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not
(i) require any consent or approval of the shareholders of any Borrower; (ii) contravene any Borrower's charter or by-laws; (iii) violate, or cause any Borrower to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to such Borrower; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which such Borrower's properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the properties now owned or hereafter acquired by any Borrower.

     (c) Legally Enforceable Agreement. This Second Amendment and each of the other Loan Documents when delivered under this Second Amendment will be, a legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its respective terms subject to bankruptcy, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

     (d) No Material Adverse Change. Since December 31, 1995, the date of the last financial statements provided by the Borrower to the Bank, there has been no material adverse change in the condition, financial or otherwise, of Borrower as shown on the consolidated balance sheet thereof as of such date and no change in the aggregate value of property and assets owned by Borrower, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

     (e) Continuous Nature of Representations and Warranties. Each representation and warranty contained in the Loan Agreement and the other Loan Documents remains accurate, complete and not misleading in any material respect on the date of this Second Amendment, except for representations and warranties that explicitly relate to an earlier date and changes in the nature of Borrower's business or operations that would render the information in any exhibit attached thereto either inaccurate, incomplete or misleading, so long as Bank has consented to such changes or such changes are expressly permitted by the Loan Agreement.

Fleet Capital Corporation
January 30, 1996
Page 6

        (f) Perfection Certificate. The attached Perfection Certificate (Exhibit C hereto) is true, accurate and complete in all respects.

     5. Conditions Precedent.

        Notwithstanding any other provision of this Second Amendment or any of the other Loan Documents, and without affecting in any manner the rights of Bank under the other sections of this Second Amendment, this Second Amendment shall not be effective as to Bank unless and until each of the following conditions has been and continues to be satisfied:

        (a) Documentation. Bank shall have received, in form and substance satisfactory to Bank and its counsel, a duly executed copy of this Second Amendment, the endorsements by Specialty to the Notes in the form attached as Exhibit A hereto, the Unlimited Guaranty of each of Wakefield and Specialty in the form of Exhibit B hereto, the completed Perfection Certificate in the form of Exhibit C hereto, the UCC-1 Financing Statements of Specialty, together with such additional documents, instruments and certificates as Bank and its counsel shall require in connection therewith, all in form and substance satisfactory to Bank and its counsel.

        (b) No Default. No Event of Default shall exist.

        (c) No Litigation. Except as previously disclosed to and consented to by Bank, no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of the Loan Agreement or this Second Amendment or the consummation of the transactions contemplated thereby or hereby.

     6. Acknowledgement of Obligations.

        Each Borrower hereby (1) reaffirms and ratifies all of the promises, agreements, covenants and obligations to Bank under or in respect of the Loan Agreement and other Loan Documents as amended hereby and (2) acknowledges that it is unconditionally liable for the punctual and full payment of all Obligations, including, without limitation, all charges, fees, expenses and costs (including reasonable attorneys' fees and expenses) under the Loan Documents, as amended hereby, and that it has no defenses, counterclaims or setoffs with respect to full, complete and timely payment and performance of all Obligations.

     7. Confirmation of Liens.

        Each Borrower acknowledges, confirms and agrees that the Loan Documents, as amended hereby, are effective to grant to Bank duly perfected, valid and enforceable first priority security interests and liens in the Collateral described therein, except for Permitted Liens, and that the locations for such Collateral specified in the Loan Documents have not changed except

Fleet Capital Corporation
January 30, 1996
Page 7

as provided herein. Borrower further acknowledges and agrees that all Obligations of Borrower are and shall be secured by the Collateral.

  8. Miscellaneous.
     --------------

  Except as set forth herein, the undersigned confirms and agrees that the Loan Documents remain in full force and effect without amendment or modification of any kind. The execution and delivery of this Second Amendment by Bank shall not be construed as a waiver by Bank of any Default or Event of Default under the Loan Documents. This Second Amendment, together with the Loan Agreement and other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior dealings, correspondence, conversations or communications between the parties with respect to the subject matter hereof. This Second Amendment and the transactions hereunder shall be deemed to be consummated in the Commonwealth of Massachusetts and shall be governed by and interpreted in accordance with the laws of that state. This Second Amendment and the agreements, instruments and documents entered into pursuant hereto or in connection herewith shall be "Loan Documents" under and as defined in the Loan Agreement. Lender consents to the use of the proceeds of the $200,000 Equipment Facility Loan to Specialty to repay indebtedness owing to Wakefield and up to $1,000,000 in a one-time repayment of subordinated debt to Alpha.

  Executed under seal on the date set forth above.

ATTEST:                                    WAKEFIELD ENGINEERING, INC.


                                       By:        /s/  James J. Polakiewicz
----------------------------------         -------------------------------------
                                           Name:       James J. Polakiewicz
                                                  ------------------------------
                                           Title:      Vice President--Finance
                                                  ------------------------------

ATTEST:                                    SPECIALTY EXTRUSION CORP.


         /s/ Barbara Wade              By:        /s/  Johnny J. Blanchard
----------------------------------         -------------------------------------
                                           Name:       Johnny J. Blanchard
                                                  ------------------------------
                                           Title:      Treasurer
                                                  ------------------------------

Fleet Capital Corporation
January 30, 1996
Page 8

Accepted in ________, _______________________

on _________________ ____, 199__

FLEET NATIONAL BANK OF
MASSACHUSETTS
f/k/a Shawmut Bank, N.A.

By: _________________________________________

    Name:  __________________________________

    Title: __________________________________

                                   EXHIBIT A

                            PERFECTION CERTIFICATE

  The undersigned, the chief executive or financial officer of Specialty Extrusion Corp., a California corporation (the "Borrower"), hereby certifies with reference to the Second Amendment to Loan Agreement dated as of January 30, 1996, between the Borrower, Wakefield Engineering, Inc. and Fleet National Bank of Massachusetts f/k/a Shawmut Bank, N.A., as Lender (terms defined therein being used herein as therein defined), to the Lender and each Lender as follows:

  1. Names. (a) The exact corporate name of the Borrower as it appears in its articles of organization is as follows:

  Specialty Extrusion Corp.

  (b) Set forth below is each other corporate name the Borrower has had since its organization, together with the date of the relevant change:

  Specialty Acquisition Corp.

  (c) Except as set forth in Schedule 1, the Borrower has not changed its identity or corporate structure in any way within the past five years. [Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of corporate organization. If any such change has occurred, include in Schedule 1 the information required by paragraphs 1, 2 and 3 of this certificate as to each acquire or constituent party to a merger or consolidation.]

  Specialty Acquisition Corp. acquired Specialty Extrusion Ltd.

  (d) The following is a list of all other names (including trade names or similar appellations) used by the Borrower or any of its divisions or other business units at any time during the past five years:

  See 1(b)

  2. Current Locations: (a) The chief executive office of the Borrower is located at the following address:

Mailing Address               County                  State
---------------               ------                  -----
                              Orange                  California

  (b) The following are all the locations where the Borrower maintains any books or records relating to any Accounts:

  See 2(A)

  (c) The following are all the places of business of the Borrower not identified above:

  None

  (d) The following are all the locations where the Borrower maintains any Inventory not identified above:

  None

  (e) The following are the names and addresses of all Persons other than the Borrower which have possession of any of the Borrower's Inventory:

  None

  3. Prior Locations. (a) Set forth below is the information required by subparagraphs (a), (b) and (c) of paragraph 2 with respect to each location or place of business maintained by the Borrower at any time during the past five years:

  None

  (b) Set forth below is the information required by subparagraphs (d) and (e) of paragraph 2 with respect to each location or bailee where or with whom Inventory has been lodged at any time during the past four months:

  None

  4. File Search Reports. Attached hereto as Schedule 4(a) is a true copy of a file search report from the Uniform Commercial Code filing officer in each jurisdiction identified in paragraph 2 or 3 above with respect to each name set forth in paragraph 1 above. Attached hereto as Schedule 4(b) is a true copy of each financing statement or other filing identified in such file search reports.

  See attached report.

  IN WITNESS WHEREOF, I have hereunto set my hands this 30th day of January, 1996.

                                          SPECIALTY EXTRUSION CORP.


                                          By:      /s/ Johnny J. Blanchard
                                              ----------------------------------
                                              Name:  Johnny J. Blanchard
                                              Title: Treasurer

                                AMENDMENT NO. 2
                           TO REVOLVING CREDIT NOTE

  Reference is made to the Revolving Credit Note originally dated June 23, 1994 issued by the undersigned as amended by Amendment No. 1 thereto dated May 5, 1995 (the "Note").

  FOR VALUE RECEIVED, the undersigned agrees that the Note is amended as follows:

  1. The heading of the Note is amended by deleting the number "$7,000,000.00" and substituting in lieu thereof the number "$9,000,000.00".

  2. The Note is amended by deleting the words and number "SEVEN MILLION DOLLARS ($7,000,000.00)" on the fourth line of the Note and substituting in lieu thereof the words and number "NINE MILLION DOLLARS ($9,000,000.00)".

  3. The Note is amended to provide that Specialty Extrusion Corp., a California corporation, is a Maker of the Note jointly and severally with Wakefield Engineering, Inc.

  4. Except as set forth herein the undersigned jointly and severally acknowledge and confirm that the Note remains in full force and effect without amendment or modification of any kind.

  Executed under seal on this 30th day of January, 1996.

                                       WAKEFIELD ENGINEERING, INC.


                                       By:       /s/ James J. Polakiewicz
                                           -------------------------------------
                                           Name:     James J. Polakiewicz
                                                  ------------------------------
                                           Title:    Vice President--Finance
                                                  ------------------------------

                                       SPECIALTY EXTRUSION
                                       CORP.


                                       By:       /s/ Johnny J. Blanchard
                                           -------------------------------------
                                           Name:     Johnny J. Blanchard
                                                  ------------------------------
                                           Title:    Treasurer
                                                  ------------------------------

                            EQUIPMENT FACILITY NOTE

$200,000.00                                                Boston, Massachusetts
                                                                January 30, 1996

FOR VALUE RECEIVED, the undersigned ("Maker"), hereby promises to pay to the order of Fleet National Bank of Massachusetts (f/k/a Shawmut Bank, N.A.) with a place of business at One Federal Street, Boston, Massachusetts 02211 ("Bank"), the sum of Two Hundred Thousand Dollars ($200,000.00) together with interest on the unpaid principal amount from time to time outstanding prior to maturity at a fluctuating rate per annum equal to the sum of the Corporate Base Rate plus three quarters of one percent (3/4 of 1%). The principal amount hereof shall be repaid in thirty-five (35) equal monthly installments of Five Thousand Five Hundred Fifty-Five and 55/100 Dollars ($5,555.55), payable on the first day of each month commencing March 1, 1996 through and a final, thirty-sixth (36th) installment equal to all unpaid principal and accrued and unpaid interest on February 1, 1999. Interest shall be paid monthly, in arrears, on the first day of each month commencing February 1, 1996.

After maturity (whether by acceleration or otherwise), interest shall be payable on the unpaid principal balance from time to time outstanding at a rate per annum equal to the interest rate otherwise applicable hereunder plus three percent (3%), until fully paid. Any payment hereunder not paid within ten (10) days after the date such payment is due shall be subject to a late charge equal to five percent (5%) of the amount overdue.

Interest and fees shall be calculated on the basis of a 360-day year times the actual number of days elapsed. At Bank's discretion, all payments will be applied first to unpaid accrued interest, then to principal, and then any balance to any charges, costs, expenses or late fees outstanding. "Corporate Base Rate," as used herein, shall mean for any day the rate on such day as designated by Bank as its corporate base rate. Any change in rate resulting from a change in the Corporate Base Rate shall become effective as of the day on which such change in the Corporate Base Rate becomes effective. In no event shall interest payable hereunder exceed the highest rate permitted by applicable law. To the extent any interest received by Bank exceeds the maximum amount legally permitted, such payment shall be credited to principal, and any excess remaining after full payment of principal shall be refunded to Maker. This Note evidences an Equipment Facility Loan under that certain Loan and Security Agreement, as amended, (the "Agreement") dated the date hereof between Maker and Bank and is secured by and entitled to the benefits of the provisions of the Agreement and any other instruments or documents executed in connection therewith. The principal of this note is subject to prepayment in the manner and to the extent provided in the Agreement. If an Event of Default (as defined in the Agreement) occurs, the entire balance of principal, accrued interest, and any and all other fees and charges payable hereunder may become immediately due and payable in the manner and with the effect provided in the Agreement.

As security for the payment and performance of Maker's obligations or the obligations of any guarantor or endorser hereof to the Bank or any holder hereof ("Holder") now existing or hereafter arising, Holder is hereby granted a lien and security interest in and to any and all deposits or other sums at any time credited by or due from Holder to Maker or any guarantor or endorser, whether in regular or special depository accounts or otherwise, and all moneys, securities and other property and the proceeds thereof, now or hereafter held or received by Holder, whether for safekeeping, custody, pledge, collection or otherwise. Upon the failure of Maker, or any guarantor or endorser hereof, to pay any amount hereunder when due, in addition to and not in limitation of any and all rights and remedies of the Holder hereunder or otherwise, all of such rights and remedies being cumulative, Holder may set off any such deposits, other sums, moneys, securities and other property and the proceeds thereof against any or all of the obligations of Maker, guarantors or endorsers to Holder, without prior notice or demand, and regardless of whether or not such obligations are secured by any other collateral, and regardless of the adequacy of any such other collateral.

Maker agrees to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses incurred, or which may be incurred, by Holder in connection with the negotiation, documentation, administration (as provided in the Loan Agreement), enforcement and collection of this note and any other agreements, instruments and documents executed in connection herewith.

Maker and all guarantors and endorsers hereby waive presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this note, and assent to extensions of the time of payment or forbearance or other indulgence without notice. No delay or omission of Holder in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy. Acceptance by Holder of any payment after demand shall not be deemed a waiver of such demand. A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.

All payments required to be made hereunder shall be made to the Bank at its office at One Federal Street, Boston, Massachusetts 02211 or such other address as the Bank or any Holder may designate.

This instrument shall be governed by Massachusetts law.

Executed as an instrument under seal as of the date first above written.

WITNESS:                               SPECIALTY EXTRUSION CORP.

    /s/ Barbara Wade                   By:        /s/ Johnny J. Blanchard
--------------------------                 -------------------------------------
     Barbara Wade                          Name:  Johnny J. Blanchard
                                           Title: Treasurer

                                       2